FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement (the "Amendment") is entered into on this 28th day of October, 2004, by and between David Holeman (the "Executive"), and Gexa Corp., a Texas corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Executive entered into an employment agreement as of May 26, 2004 ("the Employment Agreement") and wish to amend said Employment Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants and obligations herein set forth, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, accepted and agreed to, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Section 4(a) Compensation shall be modified as follows: The Company shall pay Executive a salary ("Salary") of $175,000.00 per year effective the date of this amendment during the Term of the Agreement. From time to time during the Term of this Agreement, the amount of the Executive's Salary may be further increased by, and at the sole discretion of, the Compensation Committee of the Board of Directors of the Company (the "Board" and the "Compensation Committee"), which shall review the Executive's Salary no less regularly than annually

     2. On May 26, 2005 provided Executive is still in the employ of the Company, the Company shall grant to the Executive nonqualified stock options covering 100,000 shares of common stock (the "Options"). May 26, 2005 shall be the Date of Grant for said Options.The Option will have a strike price determined under the Plan as of the Date of Grant, will have a 10 year term and will provide for vesting of one-third of the option shares on each of the first three anniversaries of the date of Agreement. The Executive is, subject to compliance with the Plan, eligible for stock options as determined by the Compensation Committee on an annual basis in their sole discretion.

     3. Except as set forth above, the Employment Agreement remains in full force and effect without amendment.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date and year first above written.



                          COMPANY:

                          GEXA CORP.


                          By: /s/  Neil Leibman
                                  _____________________________
                                   Neil Leibman, Chairman & CEO




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                          EXECUTIVE:


                          By/s/:   David Holeman
                                   _________________________
                                   David Holeman